Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Federated Total Return Series, Inc.:

We consent to the use in Post-Effective Amendment No. 19 to Registration Statement 33-50773 of Federated Total Return Series, Inc. (comprised of the following portfolios: Federated Mortgage Fund, Federated Limited Duration Fund, Federated Total Return Bond Fund, and Federated Ultrashort Bond Fund) of our report dated November 12, 1999 appearing in the Prospectuses, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectuses.

Boston, Massachusetts
November 23, 1999